Exhibit 10.2

AMENDMENT I

TO

EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT

This AMENDMENT I (“Amendment”) is made and entered into as of May 28, 2018 (“Amendment Effective Date”), between Nuo Therapeutics, Inc., a Delaware corporation, with its principal office at 207A Perry Parkway, Suite 1, Gaithersburg, MD 20877 (“Nuo”), and Rohto Pharmaceutical Co., Ltd., a Japanese company, with its principal office at 1-8-1 Tatsumi-nishi, Ikuno-ku, Osaka 544-8666, Japan (“Rohto”). Each of Nuo and Rohto is hereinafter referred to as a “Party” and collectively the “Parties.”

The Parties entered into the Exclusive License and Distribution Agreement as of December 31, 2014 (“Original Agreement”).

The Parties hereby agree to amend the Original Agreement as follows.

Article 1.

Section 1. DEFINITIONS. “NHI Pricing Event” of the Original Agreement shall be amended in its entirety to read as follows.

“NHI Pricing Event” means the earlier of the event (i) when the NHI reimbursement price for the Product in the Territory is achieved, or (ii) when the NHI reimbursement for the treatment by treating clinicians of patients using the Product in the Territory in the Field of Use is achieved.

Article 2.

Section 2. GRANT OF LICENSE (d) Manufacturing Right of the Original Agreement shall be amended in its entirety to read as follows.

(d) Manufacturing Right. Nuo shall grant to Rohto an exclusive license, with limited right to sublicense, to use Nuo Technology for manufacturing, or having third-party manufacture devices which are covered by Nuo Patent or embodied by Nuo Know How, such as the New Devices and Centrifuge of current and future version, for the Territory. Upon request of Rohto, Nuo shall provide Rohto with reasonably sufficient information for Rohto to manufacture or have manufactured such devices. For avoidance of doubt, in such case Rohto shall assemble Product for the Territory, and sales amount of such Rohto’s assembled Product as a whole shall be the base of Net Sale for royalty payment set forth in Section 4 (c) of this Agreement.

Article 3.

Section 4. CONSIDERATION (b) Milestone Payment. of the Original Agreement shall be amended in its entirety to read as follows.

(b) Milestone payment. Upon occurrence of the NHI Pricing Event, Rohto shall pay to Nuo a non-refundable payment of Three Hundred Thousand United State dollars ($300,000) by wire transfer of immediately available funds to an account specified by Nuo in writing within thirty (30) days after the NHI Pricing Event.

Article 4.

Section 4. CONSIDERATION (c) Royalty. of the Original Agreement shall be amended in its entirety to read as follows.

(c) Royalty. Rohto shall pay to Nuo a royalty at the rate of nine (9) percent based on the Net Sales so long as Rohto utilizes any Nuo Patent, and five (5) present based on the Net Sales if Rohto does not utilize any Nuo Patent (“Royalty”). Rohto’s obligation to pay Royalty shall continue for the later of the i) end of the Initial Term, or ii) expiration of any Nuo Patent which Rohto utilizes. Thereafter the Royalty shall be fully paid up and Rohto shall have no further obligation to pay Royalty for Rohto’s sale of the Product. For avoidance of doubt, if Rohto does not utilize any Nuo Patent, Rohto shall be released from the obligation to pay any Royalty at the end of the Initial Term.

Notwithstanding the above, in the event Rohto succeeds with the development of the New Devices which are covered by the Nuo Patent-2 and Nuo has suspended the development as of the Amendment Effective Date, and completes the development of the New Devices for commercial use at Rohto’s costs and expenses, then Rohto shall be entitled to use the Nuo Patent-2 at the Royalty rate of five (5) percent based on the Net Sales until the later of the i) end of the Initial Term, or ii) expiration of the Nuo Patent-2.

In the event Rohto completes the development of the New Devices for commercial use in the Territory, Nuo reserves the right to purchase such New Devices for its territory of the USA at the price of Rohto’s procurement cost of the New Devices plus 10% mark-up thereof. Nuo’s purchase price of such New Devices for its territory other than the USA shall be discussed and determined by the Parties in good faith.

For clarity, subsection (i) (ii) (iii) of Section 4. CONSIDERATION (c) Royalty. of the Original Agreement shall remain unchanged in full effect.

Article 5.

Section 10. TERM AND TERMINATION. (c) (ii) (iii) (iv) of the Original Agreement shall be deleted in its entirety.

Article 6.

All the other terms and conditions of the Original Agreement shall remain unchanged and in full effect.

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In Witness Whereof, each of the undersigned has caused this Amendment to be duly executed as of the Amendment Effective Date.

Nuo Therapeutics, Inc.

By:	/s/ David Jorden
Name: David E. Jorden Title: Chief Executive Officer

Rohto Pharmaceutical Co., Ltd.

By:	/s/ Kunio Yamada
Name: Kunio Yamada Title: Chairman and CEO

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